SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                January 23, 2004

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On January 23, 2004 registrant issued a press release entitled "Halliburton Credits Government $6.3 million for Potential Over billing until investigation complete."

         The text of the press release is as follows:

                 Halliburton Credits Government $6.3 million for
               Potential Over billing until investigation complete


  Company says: "We reported it immediately and we are cutting a check to the government just in case the over billing charge bears out. We will bear the cost of the overcharge - not the government."

HOUSTON, Texas - Halliburton announced today that it has issued a check in the amount of $6.3 million to their customer, the Army Materiel Command, to cover potential over billing charges by a subcontractor on the LOGCAP contract until its investigation of the situation is complete.

"We will bear the cost of the potential overcharge - not the government," said Randy Harl, president and CEO, KBR.

Halliburton credits "strong internal detective work" in the discovery of possible overcharges by a Kuwaiti subcontractor and improper payments to one or two former KBR employees. The company reported the irregularities to the Pentagon's Inspector General last week.

"We have diligent internal controls and a strong corporate Code of Business Conduct," said Harl. "We have a fiduciary responsibility to our clients to carefully monitor every transaction. I am extremely proud of the work the auditors did in this particular case."

Halliburton officials said the company employs 54 auditors, who continually audit financial aspects of the company operations. In addition, the company has 300 warranted procurement specialists supporting its government business.

"There are many check points within the system," said Harl. "Our people operate like forensic auditors. If there is a problem with an invoice, a contract or an agreement, they will find it. In this case, once they found the problem an internal investigation started immediately."

For more than 60 years, during both Democrat and Republican administrations, Halliburton has a record of service to the defense to the United States. We built war ships for the Navy in World War II, and we have supported troops in Somalia, Rwanda Haiti, the Balkans and Afghanistan. In the first Gulf War, we helped bring under control half the oil wells in Kuwait. Halliburton employees are prepared to meet the challenge regardless of the difficulties and risks involved.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

                                       ###

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HALLIBURTON COMPANY




Date:     January 23, 2004                  By: /s/ Michael A. Weberpal
                                               -------------------------------
                                                    Michael A. Weberpal
                                                    Assistant Secretary and
                                                    Assistant General Counsel